ASSIGNMENT TO NEXFUELS, INC

BY

T-REX OIL, INC.

This Assignment is executed as of August 19, 2016 by T-Rex Oil, Inc. a Colorado corporation 520 Zang Street Suite 250 Broomfield, CO 80021 as Assignor and NexFuels, Inc. a Colorado corporation 520 Zang Street Suite 250 Broomfield, CO 80021 as Assignee.

1. In considerations of the sum of Ten Dollars ($10.00) and other consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms set forth herein, Assignor does hereby grant, bargain, sell, assign, transfer, set over, convey, and deliver to, all of Assignor’s right, title and interest in, to, and under the following assets (collectively, the “Project”) except to the extent constituting: any Excluded Interest as hereinafter defined.

1.1 The idea, concept and plan to capture and sell CO2 generated by the Dave Johnston power plant located in Converse County, Wyoming, and or any other power plants owned by PacifiCorp.

1.2 The Memorandum of Understanding by and between Assignor and PacifiCorp Energy (“PacificCorp”), the owner operator of the power plant.

1.3 The existing contract by and between Sargent Lundy LLC and Assignor.

1.4 Any and all other valid and subsisting contracts, agreements, and instruments, rights or other interest that the Assignor may now have or acquire in the Project.

1.5 All valid and subsisting easements, permits, licenses, servitudes, rights of way and other surface rights that directly relate to or are otherwise directly applicable to the Project.

2. To the extent that certain of the foregoing are used or relate to both the Project and to Assignor’s production of hydrocarbons from its properties, such as, by way of example but not limitation, ingress and egress rights and road and pipeline easements, such assets or rights shall be jointly owned by Assignor and by the Assignee, as a part of the Project. In the event that for any reason it is not possible for Assignors and Assignee to jointly own such rights Assignor will permit Assignee to use such rights as if they were owned by Assignee. Assignee shall comply with all surface use and other agreements with respect to such properties.

3. As a part of this Assignment, Assignor agrees to provide information relative to lease files, title files, land files, division order files, well files, production records, seismic, geological, geophysical and engineering data, and all other files, maps and data in whatever form relating to the possible tertiary recovery of oil under the Assignor’s oil and gas leases.

4. Excluded Interest. In the event that T-Rex enters into a Share Exchange Agreement with Norris International any economic interest of T-Rex in NexFuels, Inc. as described in such agreement shall be excluded from this Assignment.

5. ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOVER, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR AN REPRESENTATION, STATEMENT, OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE. THE RIGHTS CONVEYED HEREUNDER IS WITHOUT RECOURSE, COVENANT OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

6. Assignee assumes any and all liabilities related to or arising from the ownership, use or operation of the assets comprising the Project. Assignor however agrees to pay the costs to the date of this Assignment of all contracts such as, by way of example but not limitation, engineering or other consulting agreements.

7. The provisions hereof shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without reference to the conflict of law principles thereof, except to the extent that it is mandatory to apply the laws of the State of Wyoming.

8. Assignor and Assignee agree to execute and deliver such further agreements, stipulations, and or instruments of conveyance and transfer as may be necessary to accomplish the intents and purposes of this Assignment.

9. The provisions hereof shall be binding upon and inure to the benefit of, Assignor and Assignee and their respective heirs, successors, affiliates, legal representatives and assigns.

10. If any provision of the Assignment is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of this Assignment shall continue and remain in full force and effect.

11. This Assignment may be executed in any number of counterparts, each of which shall be deemed valid and binding with respect to the signatories thereto, and all of which together shall constitute on e and the same conveyance.

(Signature page follows)

ASSIGNOR:

T-REX OIL, INC.

By:	/s/ Donald Walford
Donald Walford, CEO

ASSIGNEE:

NEXFUELS, INC.

By:	/s/ W. Edward Nichols
W. Edward Nichols, President

ACKNOWLEDGEMENTS

STATE OF COLORADO

CITY AND COUNTY OF BROOMFIELD

This instrument was acknowledged before me this 19th day of August, 2016, by Donald Walford, known to me to be the CEO of T-Rex Oil, Inc. a Colorado Corporation, who affirmed that the foregoing instrument was signed on behalf of such corporation and that the execution of this instrument was the free act and deed of such corporation.

My commission expires January 24, 2018

/s/ Kristi J. Kampmann
Notary Public in and for the State of Colorado

STATE OF COLORADO

CITY AND COUNTY OF BROOMFIELD

This instrument was acknowledged before me this 19th day of August, 2016, by W. Edward Nichols, known to me to be the President of NexFuels, Inc. a Colorado Corporation, who affirmed that the foregoing instrument was signed on behalf of such corporation and that the execution of this instrument was the free act and deed of such corporation.

My commission expires January 24, 2018

/s/ Kristi J. Kampmann
Notary Public in and for the State of Colorado